THE RELIASTAR STOCK OWNERSHIP PLAN
                            FOR NONEMPLOYEE DIRECTORS
                 (as amended and restated effective May 9, 1996)

1.   GENERAL.

     The name of the amended and restated plan set forth herein is "The ReliaStar Stock Ownership Plan for Nonemployee Directors" (herein "Plan").

     The purpose of the Plan is to promote the interests of ReliaStar Financial Corp. ("Corporation") and its stockholders by strengthening the Corporation's ability to attract and retain the services of experienced and knowledgeable nonemployee Directors and by encouraging such Directors to acquire an increased ownership interest in the Corporation.

2.   EFFECTIVE DATE OF PLAN.

     The effective date of the amended and restated Plan is the date on which it is ratified and approved by the shareholders of the Corporation.

3.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section 9(b), the total number of shares of common stock ("Shares") of the Corporation that may be delivered or purchased under the Plan shall not exceed Three Hundred Thousand (300,000) Shares which may be authorized and unissued Shares or issued Shares reacquired by the Corporation including treasury Shares.

4.   DEFINITIONS.

     a. ANNUAL RETAINER. "Annual Retainer" means the fixed annual fee by which the Corporation compensates Eligible Directors for their services as Directors of the Corporation for a Board Year.

     b. BENEFICIARY. "Beneficiary" means the person or persons designated as such by a Director's will or pursuant to the laws of descent and distribution.

     c. BOARD OF DIRECTORS. "Board of Directors" or "Board" means the Board of Directors of the Corporation.

     d. BOARD YEAR. "Board Year" means the twelve-month period beginning on the day immediately after the date of each Annual Meeting of the Corporation's shareholders and ending on the day of the next succeeding Annual Meeting.

     e. COMMITTEE. "Committee" means the Board Affairs Committee of the Board of Directors.

     f.   CORPORATION. "Corporation" means ReliaStar Financial Corp.

     g. DATE OF GRANT. "Date of Grant" means the date of the Annual Meeting of the Corporation at which Stock Options are awarded pursuant to Section 8 hereof.

     h. DIRECTOR. "Director" means a member of the Board of Directors of the Corporation.

     i. EVENT. "Event" means a change of control "Event" as defined in the Compensation Trust Agreement dated as of January 3, 1989 between the Corporation and Norwest Bank Minnesota, National Association, as from time to time amended.

     j. FAIR MARKET VALUE. "Fair Market Value" as applied to a specific date means the closing price of one Share as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if Shares were not traded on such date, on the next preceding day on which the Shares were traded.

     k. MEETING FEES. "Meeting Fees" means the fees payable to Director for attendance at meetings of the Board or committees thereof.

     l. RESTRICTED PERIOD. "Restricted Period" means the time period beginning on the date that Restricted Shares are issued and ending on the date determined as set forth in paragraph b of Section 7 hereof.

     m. RESTRICTED SHARES. "Restricted Shares" means Shares awarded to an Eligible Director pursuant to Section 7 hereof.

     n SHARES. "Shares" means shares of the Corporation's common stock without par value.

     o. STOCK OPTIONS. "Stock Options" means options, which are not intended to qualify under Section 422 of the Internal Revenue Code, to purchase Shares from the Corporation which are granted to an Eligible Director pursuant to Section 8 hereof.

5.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan and to determine all questions arising thereunder and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

6.   PARTICIPATION IN THE PLAN.

     Each Director who is not an employee of the Corporation or any subsidiary of the Corporation (an "Eligible Director") shall be eligible to participate in the Plan.

7.   RESTRICTED STOCK.

     a. RESTRICTIONS ON SHARES. Restricted Shares issued to Eligible Directors under this Plan may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of (including, without limitation, transfer by gift or donation) during the Restricted Period.

     b. RESTRICTED PERIOD. The restrictions on Shares shall lapse upon the first to occur of the following events:

          (i)  Death of the Director;

          (ii) Disability of the Director preventing continued service on the Board;

          (iii)Retirement of the Director from the Board in accordance with the Board's policy on retirement of nonemployee directors then in effect;

          (iv) Termination of service as a Director with the consent of a majority of the members of the Board other than the terminating Director; or.

          (v) A change in control of the Corporation which shall occur upon the occurrence of an Event.

          Notwithstanding the foregoing, in no event shall the Restricted Period lapse prior to the expiration of six months after the date of issuance of the Shares.

     c. CERTIFICATES FOR RESTRICTED SHARES. The certificates for Shares which are subject to restrictions shall be held by the Corporation until lapse of the restrictions as provided in this Section.

     d. DIVIDENDS AND VOTING RIGHTS. During the Restricted Period, an Eligible Director shall have the right to receive dividends from and to vote his or her Restricted Shares.

     e. FORFEITURE OF RESTRICTED SHARES. If an Eligible Director ceases to be a Director before the Restrictions on the Restricted Shares lapse as provided in paragraph (d) of this Section, the Restricted Shares issued to such Eligible Directors shall be forfeited and shall revert to the Corporation.

     f. FRACTIONS OF SHARES. The Corporation shall not be required to issue fractions of Shares. Whenever under the terms of the Plan a fractional Share would be required to be issued, an amount in lieu thereof shall be paid in cash based on the same Fair Market Value used to determine the number of Shares to be issued on the relevant issue date.

7A.  PAYMENT OF DIRECTORS' FEES IN SHARES.

     a. MANDATORY ANNUAL RETAINER PAYMENTS IN SHARES. The Corporation's current Annual Retainer is $22,500 for each Board Year, and such Retainer is currently paid in two installments of $11,250 each (or pro rata portion thereof for service for a partial period) in arrears--with the first payment on the date which is six months after the Annual Meeting and the second payment on the last day of the Board Year. Thirty percent of each semiannual installment of the Annual Retainer shall be paid by issuing Shares having a Fair Market Value equal, on the date such installment is payable, to thirty percent of such installment (currently $3,375). Irrespective of any change the Board may make in either the amount or the time of payment of the Annual Retainer, $6,750 of such Annual Retainer shall continue to be paid in two installments of $3,375 each by issuing Shares as described above; PROVIDED, however, that if, in the opinion of counsel for the Corporation, a practice of issuing, at such time or times as the Annual Retainer is payable, Shares equal to 30% of the Annual Retainer in effect at the time of payment does not cause Shares issued to be treated as a purchase for purposes of Section 16(b) of the Securities Exchange Act of 1934, then the Plan shall be administered to require that 30% of each payment of the Annual Retainer in effect at the time of payment shall be paid by issuing Shares.

     b. ELECTION TO RECEIVE PAYMENT OF FEES IN SHARES. A director may elect in writing prior to the commencement of any Board Year for which he/she has been elected or nominated to serve, to have any Annual Retainer or Meeting Fees otherwise payable in cash for such Board Year to be paid instead by the issuance of Shares having a Fair Market Value equal to the amount of cash which otherwise would have been payable. Such election is (i) irrevocable as to any Board Year which has commenced while such election is in effect, and (ii) may be changed only as to Board Years commencing after the date of such change. Any fees for which an election under this paragraph is in effect shall be payable in arrears semiannually on the date which is six months after the Annual Meeting and on the last day of the Board Year. Only whole Shares shall be issued, and any remaining amount payable on the date of any semiannual installment after calculating the whole number of Shares to be issued will be paid in cash.

     c. ELECTION TO DEFER FEES PAYABLE IN SHARES IN A DEFERRED SHARE ACCOUNT. A director may elect in writing prior to the commencement of any Board Year for which he/she has been elected or nominated to serve, to have any Annual Retainer or Meeting Fees otherwise payable in Shares for such Board Year to be credited to a Deferred Share Account. Such election is (i) irrevocable as to any Board Year which has commenced while such election is in effect, and (ii) may be changed only as to Board Years commencing after the date of such change. On the date or dates Annual Retainer and Meeting Fee amounts are payable, the portion so elected shall be credited to a Deferred Share Account in the electing Director's name. The Deferred Share Account is an unsecured bookkeeping account in which the Corporation's obligation is measured by, and payable in, Shares. Any Annual Retainer or Meeting Fee amounts otherwise payable in Shares shall be credited, on the date payable, with a number of Deferred Share Account units equal to the number of such Shares. On any date that cash dividends are payable on the Shares, additional units shall be credited to the Deferred Share Account in a dollar amount equal to the dividends which would be paid if the units credited to such Account on the dividend record date were Shares.

     d.   DISTRIBUTION OF DEFERRED SHARE ACCOUNT.

          (1) LUMP SUM. Unless a Director has elected to receive distribution in installments, all units credited to his/her Account shall be converted to an equal number of Shares and distributed to the Director (together with cash in lieu of any fractional share) on the first day of the month (or next business day) following termination of his/her service as a Director.

          (2) INSTALLMENTS. A director may elect to have his/her Account distributed in 10 or fewer annual installments commencing on a date following termination of his/her service as Director as elected by the Director with succeeding installments to be made on the same date (or next business day) of each succeeding year. The amount of each installment shall be a fraction of the number of units in the Director's deferred Share Account on the date that is 10 days prior to the date the installment is to be distributed, the numerator of which is one and denominator of which is the number of annual installments elected minus the number of installments previously paid (rounded down, except for the last installment, to the nearest whole unit). The number of units thus calculated shall be converted to an equal number of Shares and distributed to the Director on the installment payable date (together with cash in lieu of any fractional unit with the final installment). An election made pursuant to this paragraph shall be made on forms provided by the Corporation and shall be made at the time prescribed for elections as set forth in paragraph c of this Section 7A.

          (3) DEATH OF DIRECTOR. If a director dies before receiving full distribution of his/her Deferred Share Account, distribution of the remaining units shall be made by converting all remaining units to an equal number of whole Shares and distributing such Shares together with cash in lieu of any fractional units as soon as administratively feasible to the Director's estate.

     e. TRUST. Amounts credited to Deferred Share Accounts represent unsecured contractual obligations of the Corporation, and no participant may assert any rights under this Plan with respect to Deferred Share Accounts superior to the rights of an unsecured general creditor of the Corporation. The Corporation may, but is not obligated to, establish a trust with an independent trustee to which the Corporation may contribute cash or Shares equal to part or all of its liability to participants with respect to the Deferred Share Accounts. The assets of any such trust shall be subject to the claims of general creditors of the Corporation.

     f. NONASSIGNABILITY OF DEFERRED SHARE ACCOUNT. No right to receive distribution or other payment in respect of Deferred Share Accounts nor any units credited to a Deferred Share Account shall be assignable or transferable by a Director other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended.

8.   STOCK OPTIONS.

     All Stock Options granted to Eligible Directors under the Plan shall be subject to the following terms and conditions:

     a. INITIAL NONDISCRETIONARY GRANTS. An option to purchase 1,250 Shares (as adjusted provided in Section 9(b) hereof) shall be granted to

          (i) each Director who is an Eligible Director immediately following the Annual Meeting at which the amended and restated Plan is approved by shareholders of the Corporation, and

          (ii) each other Eligible Director immediately following the Annual Meeting at which such Director is first elected or appointed by the Board to be a Director, whichever is applicable; provided that if an Eligible Director who has previously received an Initial Nondiscretionary Grant terminates service as a Director and is subsequently elected or appointed to the Board, such Director shall not be eligible to receive a second Initial Nondiscretionary Grant, but shall be eligible to receive only Annual Nondiscretionary Grants as provided in paragraph (b) of this Section 8.

     b. ANNUAL NONDISCRETIONARY GRANTS. An option to purchase 1,250 Shares (as adjusted pursuant to Section 9(b) hereof) shall be granted immediately following each Annual Meeting to each Director who is an Eligible Director at such time and who has received an Initial Nondiscretionary Grant, such grants to begin with the first Annual Meeting following the year in which the Eligible Director receives an Initial Nondiscretionary Grant.

     c. OPTION EXERCISE PRICE. Stock Options granted to Eligible Directors shall have an exercise price equal to the Fair Market Value of the Corporation's Common Stock on the Date of Grant.

     d. OPTION TERM. Except as otherwise provided herein, each Stock Option granted herein shall expire and all rights to purchase shares shall cease ten years and one day after the Date of Grant.

     e. VESTING. Except as otherwise provided in paragraphs (h) and (i) of this Section 8, one-third (417 shares) of each Stock Option granted pursuant to this Plan shall vest on, and be exercisable by the Director on or after the one-year anniversary of the Date of Grant, one-third (417 shares) of each Stock Option shall vest on and be exercisable on or after the second anniversary of the Date of Grant, and one-third (416 shares) of each Stock Option shall vest on and be exercisable on or after the third anniversary of the Date of Grant.

     f. TIME AND MANNER OF EXERCISE OF STOCK OPTIONS. In accordance with the vesting schedule in paragraph (e) of this Section 8, or any accelerated vesting pursuant to paragraph (h) or (i) hereof, an individual entitled to exercise a Stock Option may exercise it in whole or in part at any time by delivering to the Secretary of the Corporation, at the general offices of the Corporation, written notice of exercise. Such notice of exercise shall specify the number of whole Shares with respect to which the Stock Option is being exercised.

     g. PAYMENT OF EXERCISE PRICE. The individual must make payment in full to the Corporation by certified check, cashier's check, money order or other form of payment as approved by the Committee in the amount of the exercise price for the Shares to be purchased, plus the amount, if any, required for withholding as provided in Section 9(f) hereof. In lieu of paying the exercise price as described above, the individual may pay all or part of such exercise price by delivering to the Corporation owned and unencumbered shares having a Fair Market Value as of the date of exercise equal to or less than the exercise price of the Stock Options exercised, or delivery of instructions to the Corporation to withhold from the Shares that would otherwise be issued upon exercise that number of Shares having a Fair Market Value equal to or less than the exercise price of the Stock Options being exercised. If the Fair Market Value of the Shares transferred or withheld in payment of the exercise price is less than the total exercise price, the individual must pay the remainder of the exercise price to the Corporation in cash.

     h. EXERCISE OF STOCK OPTIONS BY ELIGIBLE DIRECTOR. The right to exercise Stock Options upon termination of the Director's service as a Director shall be as follows:

          (i) RETIREMENT OR DISABILITY OF ELIGIBLE DIRECTOR. Upon the Director's retirement from the Board in accordance with the Board's policy on retirement of nonemployee directors then in effect or upon the Director's termination of service as a Director of the Corporation due to the onset of the Director's disability which prevents his or her continued service on the Board, the Director shall have until the expiration of the Stock Option term to exercise any Stock Options. Any nonvested portion of the Stock Options granted to the Director shall immediately vest on the date of such termination of service as a Director and shall no longer be subject to the vesting schedule provided in paragraph (e) of this Section 8.

          (ii) DEATH OF DIRECTOR. If a Director's termination of service as a Director is due to his/her death or his/her death occurs subsequent to such termination of service as a Director, the Director's Beneficiary shall have the Option term remaining to the Director had he or she lived in which to exercise the Stock Option. Any nonvested portion of a Stock Option previously granted to the Director shall immediately vest on the date of such termination of service due to the Director's death.

          (iii)OTHER TERMINATION OF SERVICE AS A DIRECTOR. Upon the Director's termination of service as a Director for any other reason, the Director shall have until the expiration of the Stock Option term provided to the Director in paragraph (d) to exercise the vested portion of the Stock Option. Any portion of the Stock Option in which the Director is not vested on the date of such termination of service as a Director shall be forfeited.

     i. CHANGE OF CONTROL OF THE CORPORATION. If a change of control Event shall occur during the term of a Stock Option granted under this Plan, then any portion of the Stock Option which has not vested shall immediately vest.

     j. UNEXERCISED STOCK OPTION. Any portion of a Stock Option not exercised within the time period set forth in paragraph (d) of this Section shall terminate and be forfeited.

     k. MERGER, DISSOLUTION OR TRANSFER OF PROPERTY. Any portion of a Stock Option not exercised shall terminate upon the effective date of the dissolution or liquidation of the Corporation; or upon the reorganization, merger or consolidation of the Corporation with one or more corporations if the Corporation is not the surviving corporation; or upon the transfer of substantially all of the property of the Corporation.

9.   MISCELLANEOUS PROVISIONS.

     a. RIGHTS AS A SHAREHOLDER. A Director shall have no rights as a shareholder with respect to Restricted Shares and Stock Options awarded under this Plan unless and until certificates for such Shares are issued to the Director. The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Restricted Shares or Stock Options awarded hereunder or Deferred Share Accounts created hereunder.

     b. DILUTION AND OTHER ADJUSTMENTS. The aggregate number and class of Shares subject to and authorized by the Plan, the number and class of Shares with respect to which Stock Options may be granted to Eligible Directors under the Plan as provided in Section 8 and the class of Shares subject to each outstanding Stock Option, the exercise price per Share specified in each such Stock Option and the number of units credited to any Deferred Share Account shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of Shares effected without receipt of consideration by the Corporation.

     c. COMPLIANCE WITH LAW AND APPROVAL BY REGULATORY BODIES. No Stock Option shall be exercisable, no Shares shall be issued, no certificates for Shares shall be delivered, and no payment shall be made except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Shares are listed. The Corporation shall have the right to rely on the opinion of its counsel as to such compliance. If, in the opinion of the Corporation's counsel, the transfer, issuance or sale of any Shares under the Plan shall not be lawful for any reason, including the inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed by such counsel to be necessary for such transfer, issuance or sale, the Corporation shall not be obligated to transfer, issue or sell such Shares. Any share certificate issued may bear such legends and statements as the Committee may deem advisable or desirable. Further, in connection with any sale, issuance or transfer hereunder, the Director acquiring the Shares shall, if requested by the Corporation, give satisfactory assurances to the Corporation's counsel that the Shares are being acquired for investment and not with a view to resale or distribution thereof and provide any other assurance as the Corporation may deem desirable.

     d. TERMINATION AND AMENDMENT OF PLAN. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such action shall adversely affect any rights or obligations with respect to any Restricted Shares or Stock Options previously granted under the Plan. Furthermore, if required to qualify the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), no amendment shall be made more than once every six months that would change the amount, price or timing of the grants of Stock Options under Section 8 hereof, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and provided further, that if required to qualify the Plan under Rule 16b-3, no amendment of the Plan shall be effective without the approval of the Corporation's stockholders which would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of Shares that may be issued under the Plan, or
          (iii) materially modify the requirements as to eligibility for participation under the Plan.

     e. RIGHTS UNDER THE PLAN. The Plan confers no right to be nominated or elected to the Board, nor does it confer any right to continue to serve on the Board independent of the Corporation's By-laws and applicable public law.

     f. WITHHOLDING OF TAXES. Whenever under the Plan Shares are to be issued, restrictions changed or eliminated or, in the judgment of the Corporation, it is appropriate, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements.

     g. AGREEMENTS. All Restricted Shares and Stock Options granted under the Plan and elections to defer Annual Retainers and Meeting Fees shall be evidenced by written agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee may adopt.

     h. GOVERNING LAW. The Plan is governed in all respects by the laws of the State of Delaware.

     i. SEVERABILITY. In the event that any provision in the Plan would invalidate the Plan, the provision shall be deemed null and void, and the Plan shall be construed as if it did not contain that provision.

     j. COMPLIANCE WITH SECTION 16. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. The old Section 16 rules shall apply until the Corporation expressly elects the new Section 16 rules to apply or such new rules apply by operation of law. To the extent any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.


                            RELIASTAR FINANCIAL CORP.
                    RETIREMENT PLAN FOR NONEMPLOYEE DIRECTORS
                        (As amended on February 9, 1995)

                                    ARTICLE I
                                     GENERAL

     Sec. 1.1 NAME OF PLAN. The name of the plan set forth herein is "The ReliaStar Financial Corp. Retirement Plan for Nonemployee Directors". It is sometimes referred to herein as the "Plan".

     Sec. 1.2 PURPOSE. The Plan has been established by ReliaStar Financial Corp., ("Corporation") to provide retirement benefits to certain nonemployee directors who serve on the Board of the Corporation ("Board") in consideration of service performed on the Board. The Plan is also intended to aid in continuing to attract and retain individuals of outstanding ability and skill to serve on the Board.

     Sec. 1.3 SUCCESSOR PLAN. The Plan is a successor plan to the Northwestern National Life Insurance Company Retirement Plan for Nonemployee Directors (Predecessor Plan).

     Sec. 1.4 EFFECTIVE DATE. The effective date of the Plan shall be January 3, 1989.

                                   ARTICLE II
                                    BENEFITS

     Sec. 2.1 ELIGIBILITY TO RECEIVE A BENEFIT. Any nonemployee member of the Board or a participant in the Predecessor Plan shall be eligible to receive a benefit under the Plan if the individual has at least five full years of service on the Board.

For purposes of determining years of board service under Section 2.2, years of board service (i) shall be measured from the date the Board member commences service on the Board (ii) shall include all years of service on the board of Northwestern National Life Insurance Company prior to the effective date of this Plan and (iii) need not be consecutive years of service.

In no event, however, will an individual be eligible to receive a benefit under both this Plan and the Predecessor Plan.

     Sec.  2.2 BENEFIT  AMOUNTS.  If a  nonemployee  director is eligible  under
Section 2.1, such individual shall receive an annual benefit equal to the annual retainer rate in effect for nonemployee directors for board service at the time of the individual's last day of service on the Board. This benefit

     (a) shall commence immediately following the period for which a retainer has been earned for years of service as a director and shall continue for a period equal to the shorter of:

          (1)  the  nonemployee   director's   actual  years  of  Board  service
               including fractional parts thereof, or

          (2) fifteen years, if actual Board service of the nonemployee director equals or exceeds fifteen years of service, and

     (b)  shall be paid in equal quarterly installments.

If a nonemployee director who has met the requirements under Sec. 2.1 dies or becomes disabled while serving on the Board or dies after the commencement of benefits, the benefits to which the individual would otherwise have been entitled under the Plan as of the date of the individual's death or disability shall be paid to the individual's estate.

     Sec. 2.3 DEFERRAL OF PLAN BENEFITS. Prior to the time the nonemployee director becomes entitled to payment of benefits under this Plan pursuant to Sec. 2.2, the nonemployee director may elect to defer receipt of such benefits by entering into a written deferral agreement with the Corporation pursuant to such terms and conditions as may be established by the Corporation from time to time. Any benefit deferred pursuant to Section 2.3 shall earn interest at the fixed interest rate as determined under the ReliaStar Success Sharing Plan and ESOP from the time the individual would have otherwise been entitled to commence receipt of benefits and shall continue until such time as the benefit is received by the nonemployee director.

                                   ARTICLE III
                                  MISCELLANEOUS

     Sec. 3.1 UNFUNDED PLAN. Benefits under this Plan shall be unfunded. No person entitled to a benefit under this Plan shall, by virtue of this Plan, have any interest in any specific asset or assets of the Corporation. Such person has only an unsecured contractual right to receive payments in accordance with this Plan.

     Sec. 3.2 BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. Except as required by law, the interests of persons entitled to benefits under this Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly.

     Sec. 3.3 NOT AN AGREEMENT OF CONTINUED SERVICE AS A BOARD MEMBER. This Plan does not constitute a guarantee or contract of service as a nonemployee director of the Board for any specific length of time.

     Sec. 3.4 ADMINISTRATION. The Human Resources Division of the Corporation shall control and manage the operations and administration of this Plan and make all decisions and determinations incident thereto.

                                   ARTICLE IV
                    AMENDMENT, TERMINATION AND APPLICABLE LAW

     Sec. 4.1 AMENDMENT AND TERMINATION. This Plan may be amended or terminated by the Board at any time; however, no amendment or termination shall have the effect of reducing any benefits to which the nonemployee director is entitled under Section 2.2 as of the date of amendment or termination of the Plan.

     Sec. 4.2 APPLICABLE LAW. The provisions of this Plan shall be construed and enforced according to the laws of the State of Minnesota.


                                    RELIASTAR
                           DEFERRED COMPENSATION PLAN
                                       FOR
                              NONEMPLOYEE DIRECTORS
                  (as amended effective as of August 16, 1996)

SECTION 1. PURPOSE.

The purpose of this Plan is to provide each eligible Director of RelaiStar Financial Corp. the opportunity to receive deferred compensation for his/her services as a Director after such services terminate.

SECTION 2. DEFINITIONS.

(a)  "Board" means the Board of Directors of ReliaStar Financial Corp.
(b) "Board Year" means the period commencing on the day immediately following the day of the Annual Meeting of the Corporation's shareholder and ends on the day of the next succeeding Annual Meeting.
(c)  "Corporation" means ReliaStar Financial Corp.
(d) "Deferred Compensation" means Directors' Fees deferred pursuant to this Plan.
(e) "Deferred Compensation Election Form" means the Deferred Compensation Election Form provided by the Corporation to Directors for the purpose of making deferral elections under this Plan.
(f) "Deferred Share Account" means a Deferred Share Account established under this Plan.
(g)  "Director" means a member of the Board.
(h) "Directors' Fees" means all fees and other compensation payable to a Director for service on the Board, excluding any reimbursements for travel expenses.
(i) "Fair Market Value" as applied to a specific date means the closing price of one Share as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if Shares were not traded on such date, on the next preceding day on which the Shares were traded.
(j)  "Interest" means interest on Deferred  Compensation  amounts as provided in
     Section 5 of this Plan.
(k) "Memorandum Account" means a Deferred Compensation Memorandum Account established under this Plan.
(l) "Plan" means the Deferred Compensation Plan for Nonemployee Directors as described herein and as amended from time to time.
(m)  "Secretary" means the Corporate Secretary of ReliaStar Financial Corp.
(n)  "Share Election Date" means August 16, 1996.
(o) "Share Election Form" means the form provided by the Corporation to Directors for the purpose of making the election to convert Deferred Compensation amounts in the Memorandum Account to Share units in the Deferred Share Account.
(p)  "Share Unit Determination Date" means August 16, 1996.
(q)  "Shares" means shares of the Corporation's common stock without par value.

SECTION 3. ELIGIBILITY.

Each Director who is not an employee of the Corporation shall be eligible to participate in the Plan.

SECTION 4. PARTICIPATION.

To participate in the Plan, an eligible Director must make a valid election by executing and filing a Deferred Compensation Election Form with the Secretary. Such elections shall be subject to the following terms and conditions:

     (a) AMOUNT DEFERRED - An election shall be valid only if it contains a statement that the Director elects to defer all or a specific portion of the Director's Fees due him/her for services as a Director for each Board Year to which the election applies.

     (b) TERM OF ELECTION - To become effective for a particular Board Year, an election must be filed with the Secretary before the commencement of that Board Year, or, in the case of a new Director, before the first Board of Directors meeting following his/her election to office. An election shall apply to such Board Year and also to each succeeding Board Year during all or part of which the Director remains eligible until the earlier of (i) the first day of the Board Year following the year in which the Director files with the Secretary a revised Deferred Compensation Election Form which increases the amount deferred, or
          (ii) the date the Director files with the Secretary a revised Deferred Compensation Election Form which decreases the amount deferred pursuant to paragraph (a) above.

     (c) REVISED DEFERRED COMPENSATION ELECTION FORM - A Director may file with the Secretary at any time a revised Deferred Compensation Election Form on which he/she elects to increase or decrease the percentage of Directors' Fees subject to the deferral election. Any such revised Deferred Compensation Election Form which increases the amount deferred shall become effective on the first day of the Board Year following the Board Year in which the Director files such revised
          Deferred Compensation Election Form with the Secretary. Any such revised Deferred Compensation Election Form which decreases the amount deferred shall become effective on the date it is filed with the Secretary and shall apply to Directors' Fees which have not yet been earned as of that date. The filing of a revised Deferred Compensation Election shall not accelerate the distribution of any Director's Fee amount previously deferred.

SECTION 5. ACCOUNTS; INTEREST; SHARE UNITS.

     (a) Upon receipt of a Director's valid election pursuant to a Deferred Compensation Election Form, the Corporation shall establish an individual Memorandum Account for such Director. There shall be credited to such Memorandum Account all of the Deferred Compensation which would otherwise have been payable to such Director for the period to which the election applies. Such Deferred Compensation shall be credited as of the dates on which the applicable fees would have been paid had there not been an election to defer such fees.

          Interest shall be credited to the Memorandum Account on the first day of each month and immediately preceding any distribution under the Plan. Such Interest shall be calculated using:

          (1) The rate of interest paid by the Corporation as of the first day of each month under the RelaiStar Success Sharing Plan and ESOP Fixed Interest Account; and

          (2) The Memorandum Account balance as of the last day of the preceding month, or, if applicable, as of the date of distribution. All amounts credited to a Memorandum Account shall be unfunded, and such Memorandum Account shall represent an unsecured contractual obligation of the Corporation.

     (b) A Director may elect, by submitting to the Corporation an appropriately completed Share Election Form on or before the Share Election Date, to have 25%, 50%, 75% or 100% of the total Deferred Compensation amount contained in such Director's Memorandum Account as of the Share Unit Determination Date converted to units in a Deferred Share Account established for such Director. Such election shall be effective as of the Share Election Date and shall be irrevocable. The Deferred Share Account is an unsecured bookkeeping account in which the Corporation's obligation is measured by, and payable in, Shares. A Deferred Share Account shall be established for each Director who has elected to convert Deferred Compensation amounts in his/her Memorandum Account to Deferred Share Account units, and such Deferred Share Account shall be credited with a number of Deferred Share Account units. The number of such Deferred Share Account units credited to a Director's Deferred Share Account shall be equal to the number of Shares having a Fair Market Value on the Share Unit Determination Date equal to the amount of Deferred compensation in the Memorandum Account being converted into Deferred Share Account units. After the Share Unit Determination Date, on any date that cash dividends are paid on the Shares, additional Share units shall be credited to the Deferred Share Account in an amount equal to the number of Shares having a Fair Market Value on such dividend payment date equal to such cash dividends.

     (c) Amounts credited to Deferred Share Accounts represent unsecured contractual obligations of the Corporation, and no participant may assert any rights under this Plan with respect to Deferred Share Accounts superior to the rights of an unsecured general creditor of the Corporation. The Corporation may, but is not obligated to, establish a trust with an independent trustee to which the Corporation may contribute cash or Shares (which in all cases shall be treasury shares) equal to part or all of its liability to participants with respect to the Deferred Share Accounts. The assets of any such trust shall be subject to the claims of general creditors of the Corporation.

SECTION 6. DISTRIBUTION.

     (a) All Deferred Compensation and Interest credited to a Memorandum Account shall be distributed to the Director in five approximately equal annual installments. The first installment shall be paid on the tenth day of the calendar year immediately following the calendar year in which the Director ceases to be a Director of the Corporation. Subsequent installments shall be paid on the tenth day of each succeeding calendar year until the entire amount credited to the
          Memorandum Account shall have been paid. The amount of each installment shall be determined by multiplying the balance credited to the Memorandum Account as of the first day of the month in which the distribution is to be made by a fraction as follows: The numerator of the fraction shall be one (1), and the denominator shall be five (5) minus the number of installments theretofore made to the Director.

          If a Director dies prior to commencement of payments of his/her Memorandum Account, or if a Director dies after such payments have commenced but before full payment of all amounts credited to his/her Memorandum Account, the balance of the Memorandum Account as of the date of death shall be paid to the Director's estate.

     (b) As of the initial date of distribution of amounts credited to a Director's Deferred Share Account, Share units credited to such Deferred Compensation Account shall be converted to an equal number of Shares and distributed as provided herein to the Director (together with cash in lieu of any fractional share). All such Shares shall be distributed to the Director in five approximately equal annual installments. The first installment shall be paid on the tenth day of the calendar year immediately following the calendar year in which the Director ceases to be a Director of the Corporation. Subsequent installments shall be made on the tenth day of each succeeding calendar year until the entire amount of units credited to the Deferred Share Account shall have been distributed in Shares. The number of Shares distributed in each installment shall be determined by multiplying the units credited to the Deferred Share Account as of the first day of the month in which a distribution is to be made by a fraction , as follows: The numerator of the fraction shall be one (1), and the denominator shall be five (5) minus the number of installments theretofore made to the Director.

          If a Director dies prior to commencement of distribution of Shares from his/her Deferred Share Account, or if a Director dies after such distributions have commended but before full distribution of all such Shares has been made, the balance of the Deferred Share Account shall be distributed in Shares to the Director's estate.

SECTION 7. ASSIGNMENT.

The right of a Director to any Deferred Compensation, Interest or Shares shall not be subject to assignment by the Director (other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended). If a Director makes any assignment (other than as permitted in the preceding sentence), the Corporation may disregard such assignment and discharge its obligation hereunder by making payment as though no such assignment had been made.

SECTION 8. ADMINISTRATION OF PLAN.

The Plan shall be administered by the Board Affairs Committee of the Board. The Board Affairs Committee shall have full power to formulate additional rules and regulations for carrying out the Plan and to make such amendments or modifications in the Plan as the Board Affairs Committee may deem proper from time to time and in the best interest of the Corporation. No such amendment or modification shall affect the obligation of the Corporation to pay to a Director the amounts credited to his/her Memorandum Account or Deferred Share Account. Any decision or interpretation adopted by the Board Affairs Committee shall be final and conclusive.

SECTION 9. DILUTION AND OTHER ADJUSTMENTS.

The number of units credited to any Deferred Share Account shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of Shares effected without receipt of consideration by the Corporation. In case of any recapitalization of the Corporation, any consolidation or merger of the Corporation with any other corporation, any sale or transfer of all or substantially all of the assets of the Corporation or any share exchange transaction pursuant to which (in the case of any such transaction) all of the outstanding Shares are converted into other securities or property, the Corporation shall, prior to or at the time of any such transaction, make appropriate provision or cause appropriate provision to be made so that Directors having units in the Deferred Share Account shall be entitled to receive, in lieu of the related Shares, at the time or times and in the manner provided for in this Plan, the securities or other property that would have been receivable with respect to such Shares had they been outstanding immediately prior to the effective date of such transaction.

SECTION 10. COMPLIANCE WITH LAW AND APPROVAL BY REGULATORY BODIES.

No units shall be credited, no Shares shall be issued, no certificates for Shares shall be delivered, and no payment or distribution shall be made except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on with the Shares are listed. The Corporation shall have the right to rely on the opinion of its counsel as to such compliance. If, in the opinion of the Corporation's counsel, the crediting of any units, the transfer, issuance or sale of any Shares or any related transaction under the Plan shall not be lawful for any reason, including the inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed by such counsel to be necessary for such crediting, transfer, issuance, sale or other transaction, the Corporation shall not be obligated to credit, transfer, issue, sell or engage in such other transaction. Any Share certificate issued may bear such legends and statements as the Board Affairs Committee may deem advisable or desirable. Further, in connection with any crediting, sale, issuance or transfer hereunder, the Director acquiring the units or Shares shall, if requested by the Corporation, give satisfactory assurances to the Corporation's counsel that the units or Shares are being acquired for investment and not with a view to resale or distribution thereof and provide any other assurance as the Corporation may deem desirable.

Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action of the Board or any committee thereof fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board Affairs Committee.

SECTION 11. WITHHOLDING.

There shall be deducted from all distributions under this Plan the amount of any taxes which the Company may be required to withhold by any federal, state, or local government. The Directors and their personal representatives shall be responsible for payment of any and all federal, state, local, foreign, or other taxes imposed on amounts paid under the Plan. The Corporation assumes no responsibility for the tax consequences to the Director for his/her participation in the Plan.

SECTION 12. CONSENT.

By making an election under Section 4 of this Plan, each Director shall be deemed conclusively to have consented to all the terms of this Plan and all actions and decisions made by the Corporation, the Board, or the Board Affairs Committee with regard to the Plan. Such terms and consent shall also apply to and be binding upon the personal representative of such Director.

SECTION 13. SEVERABILITY.

In the event that any provision in this Plan would invalidate the Plan, that provision shall be null and void, and the Plan shall be construed as if it did not contain the provision.